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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                              September 27, 2001
                       (Date of earliest event reported)


                             WESTWOOD CORPORATION
            (Exact name of Registrant as specified in its charter)


        Nevada                      0-19381                      87-0430944
(State of Incorporation)      (Commission File No.)            (IRS Employer
                                                           Identification Number


                            12402 East 60th Street
                            Tulsa, Oklahoma  74146
                   (Address of principal executive offices)


                                (918) 250-4411
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address if changed since last report)
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Item 5.    Other Events.
           -------------

     On September 27, 2001, Registrant announced the receipt of new contract awards for two of its subsidiaries, NMP Corp., an Oklahoma corporation ("NMP"), and MC II Electric Company, Inc., a Texas corporation ("MCII").

     MCII received a follow on award for 30 and 60 kilowatt tactical quiet generators ("TQGs"). The TQGs are utilized by multiple branches of the U.S. military to supply a mobile source of electrical power to troops in the field during combat, training or peacekeeping operations. This award specifies a six-year term, and has an estimated value of $156,000,000.

     Additionally, the U.S. Navy has exercised options on existing contracts with NMP for power distribution equipment for two DDG-Class Destroyers. The value of this award is $5,300,000.

     With these contract awards, total backlog from existing contracts, orders and exercisable options currently stands at a total of $250,000,000. Registrant expects to recognize approximately $58,000,000 in revenues from the existing backlog of outstanding purchase orders in the next twelve months.

     Certain matters discussed in this report include forward-looking statements. Although the Registrant believes such forward-looking statements are based on reasonable assumptions, no assurance can be given that every objective will be reached. Such statements are made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

     As required by such Act, the Registrant hereby identifies the following important factors that could cause actual results to differ materially from any results projected, forecasted, estimated or budgeted by the Registrant in forward-looking statements: (i) risks and uncertainties impacting the Registrant as a whole related to changes in general economic conditions in the U.S.; the availability and cost of capital; changes in laws and regulations to which the Registrant is subject, including tax, environmental and employment laws and regulations; the cost and effects of legal and administrative claims and proceedings against the Registrant or its subsidiaries or which may be brought against the Registrant or its subsidiaries; conditions of the capital markets utilized by the Registrant to access capital to finance operations; and, to the extent the Registrant increases its investments and activities abroad, such investments and activities will be subject to foreign economies, laws, and regulations; and (ii) for the Registrant's defense-related business, business conditions in the military and commercial industries served by the Registrant; the federal government's defense budgeting process; compliance with government contract and inspection programs; and other risk factors listed from time to time in the Registrant's reports with the Securities and Exchange Commission.

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WESTWOOD CORPORATION



                                        By:  /s/  Ernest H. McKee
                                             -----------------------------------
                                             Ernest H. McKee, President and
                                               Chief Executive Officer



                                        By:  /s/  David L. Shepherd
                                             -----------------------------------
                                             David L. Shepherd. Chief Financial
                                               Officer and Secretary/Treasurer


Date:  October 1, 2001


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